Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-144189 on Form S-8 of Discover Financial Services of our report relating to the financial statements and financial statement schedule of Discover Financial Services 401(k) Plan (the “Plan”) dated June 27, 2012, appearing in the Annual Report on Form 11-K of the Plan for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 27, 2013